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                          INVESTMENT ADVISORY AGREEMENT
                                  by and among

                           EVEREST SERIES FUNDS TRUST

                                       and

                          EVEREST FUNDS MANAGEMENT, LLC
                          Dated as of __________, 2000

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                          INVESTMENT ADVISORY AGREEMENT

         THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement"), made this ____ day of ____________ __, 2000, by and between EVEREST SERIES FUNDS TRUST, a Delaware business trust (the "Trust"), and EVEREST FUNDS MANAGEMENT, LLC, a Delaware limited liability company (the "Advisor").

                                                          WITNESSETH:

         WHEREAS, the Trust is an open-end investment management company, registered under the Investment Company Act of 1940 (the "1940 Act") and is authorized to create separate series, each with its separate investment portfolio;

         WHEREAS, the Advisor is an investment advisor registered under the Investment Advisers Act of 1940 and was created to provide, among other things, investment advisory services to the Trust; and

         WHEREAS, the Trust desires to retain the Advisor to provide advisory services to each of the series of the Trust listed on Exhibit A attached hereto, as may be amended from time to time (collectively, the "Series");

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. INVESTMENT ADVISORY AND MANAGEMENT SERVICES. The Trust hereby engages the Advisor, and the Advisor hereby agrees to act, as investment advisor for, and to manage the affairs, business, and the investment of the assets of, each Series listed on Exhibit A. In the event that the Advisor designates one or more series other than the Series with respect to which the Trust wishes to retain the Advisor to render investment advisory services hereunder, it shall notify the Advisor in writing. If the Advisor is willing to render such services, it shall notify the Trust in writing, whereupon such series shall become a Series hereunder and shall be subject to this agreement. Within a reasonable time after the inclusion of an additional series under this Agreement, Exhibit A shall be amended to include the additional series.

(a) The investment of the assets of each Series shall at all times be subject to the applicable provisions of the Declaration of Trust of the Trust, the Bylaws of the Trust (the "Bylaws"), the Prospectus and the Statement of Additional Information of the applicable Series, as from time to time in effect (collectively, the Statement of Additional Information and the Prospectus are referred to as the "Prospectus"), and shall conform to the investment objective and policies of the Series as set forth in the Prospectus and as interpreted from time to time by the Board of Trustees of the Trust (the "Board of Trustees").

(b) Subject to the supervision of the Board of Trustees of the Trust, the Advisor shall be responsible for an investment program in respect of, and make investment decisions for, all assets of the Series and place all orders for the purchase and sale of securities, all on behalf of the Series and shall have the sole and exclusive responsibility for furnishing a continuous investment program for the Series and for determining, from time to time, the investments or securities to be purchased, retained or sold by the Trust, the portion of the assets to be invested or held uninvested as cash and for the general management of the Series portfolio.

(c) The Advisor shall place or shall cause to be placed orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer as permitted in accordance with guidelines established by the Board of Trustees of the Trust. In placing orders with brokers and dealers, the Advisor will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Advisor may, in its discretion, purchase and sell or cause to be purchased and sold portfolio securities to and from brokers and dealers who provide the Advisor with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of either the Trust or the Advisor, except as may be permitted under the 1940 Act.

(d) The Advisor shall report to the Board of Trustees regularly at such times and in such detail as the Board of Trustees may from time to time determine to be appropriate, in order to permit the Board of Trustees to determine the adherence of the Advisor to the investment policies of the Series.

(e) The Advisor shall obtain and provide investment research and supervise the investments of each Series and conduct a continuous program of investment, evaluation, and if appropriate, sale and reinvestment of the assets of such Series. The Advisor shall furnish to the Trust such statistical information, with respect to the investments which the Series may hold or contemplate purchasing, as the Trust may reasonably request. The Trust wishes to be informed of important developments materially affecting its portfolio and shall expect the Advisor, on its own initiative, to furnish to the Trust from time to time such information as it may believe appropriate for this purpose.

(f) In addition, the Advisor shall supply office facilities, clerical staff, and stationery and office supplies; prepare reports to the Trust's shareholders, tax returns, reports to and filings with the Securities and Exchange Commission ("SEC") and state blue sky authorities; and generally assist in all aspects of the Trust's operations.

2. USE OF SUB-ADVISORS. In providing the services and assuming the obligations set forth herein, in connection with any Series, the Advisor may at its expense employ one or more sub-advisors, and may enter into such service agreements as the Advisor deems appropriate in connection with the performance of its duties and obligations hereunder. Reference herein to the duties and responsibilities of the Advisor shall include any sub-advisor employed by the Advisor to the extent that the Advisor shall delegate such duties and responsibilities to any such sub-advisor. Any agreement between the Advisor and a sub-advisor shall be subject to the approval of the Trust, its Board of Trustees, and the owners of interests issued by any portfolio affected thereby, as required by the 1940 Act, and any such sub-advisor shall at all times be subject to the direction of the Board of Trustees of the Trust or any officer of the Trust acting pursuant to the authority of the Board of Trustees. The Advisor shall perform ongoing due diligence oversight of any such sub-advisor in order to assure continuing quality of performance by said sub-advisor.

3. ALLOCATION OF EXPENSES. All costs and expenses (other than those specifically referred to herein as being borne by the Advisor) incurred in the operation of the Series shall be borne by the Trust. These expenses include, but are not limited to, all expenses incurred in the operation of the Series and any public offering of its shares, including, among others, interest, taxes, brokerage fees and commissions, fees, if any, of the trustees who are not employees of the Advisor, or any of their affiliates, expenses of trustees' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of redemption of Series shares, expenses of issue and sale of Series shares, expenses of printing and mailing stock certificates representing shares of the Series, association membership dues, advertising promotional expenses in connection with the distribution of the Series shares, including paying for prospectuses for new shareholders, charges of custodian, transfer agent, dividend disbursing agent, accounting services agent, investor servicing agent, and bookkeeping, auditing, and legal expenses. The Trust will also pay the fees and bear the expense of registering and maintaining the registration of the Trust and its shares with the SEC and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses and reports to shareholders.

4. LIMIT ON EXPENSES. In the event that the operating expenses of any Series (including the investment advisory and management fee but excluding taxes, interest, brokerage and extraordinary expenses, if any) exceed 0.50% of the average daily net assets of such Series on an annual basis, the Advisor shall reduce the amount of the investment advisory and management fee or shall assume the expenses of such Series in the amount of such excess. The Advisor shall directly incur and pay all expenses relating to the Series, and the Series in turn shall reimburse the Advisor to the extent of the lesser of (a) the actual expenses or (b) the 0.50% expense limitation. This expense reimbursement shall be paid monthly by the Series to the Advisor.

5. BOOKS AND RECORDS. The Advisor hereby acknowledges that all records necessary in the operation of the Trust, including records pertaining to its shareholders and investments, are the property of the Trust, and in the event that a transfer of management or investment advisory services to someone other than the Advisor should ever occur, the Advisor will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Trust. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 promulgated under the 1940 Act any such records required to be maintained by Rule 31a-1 promulgated under the 1940 Act.

6. COMPENSATION FOR SERVICES. In payment for the investment advisory services to be rendered by the Advisor hereunder, the Trust shall pay to the Advisor, from the assets of the applicable Series, a monthly fee, which fee shall be paid to the Advisor not later than the fifth business day following the end of each month in which said services were rendered. Said monthly fee shall be based on the average of the net asset values of all of the issued and outstanding shares of the applicable Series as determined as of the close of each business day of the month pursuant to the Declaration of Trust, Bylaws and Prospectus and shall be equal to an annual rate of 0.50 of 1% of the average daily net assets of the applicable Series. Net asset value shall be computed on such days, at such time or times described in the then-current Prospectus of the Series in the manner specified in the Trust's Declaration of Trust. The fee for the period from the date of the commencement of the initial public sale of the shares of the applicable Series to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

7. FREEDOM TO DEAL WITH THIRD PARTIES. The Board of Trustees of the Trust understands that the Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent for the Trust. The Trust shall be free to retain, at its own expense, other persons to provide it with any services whatsoever including, but not limited to, statistical, factual or technical information or advice. The Advisor shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

8. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Advisor shall exercise its best judgment and shall act in good faith in rendering the services to be provided to the Trust hereunder and the Trust agrees as an inducement to its undertaking the same that the Advisor shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect it against any liability to the Trust or to its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of its reckless disregard of its obligations and duties hereunder. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

9. EFFECTIVE DATE. The effective date of this Agreement shall be the date of execution or, if later, the date the initial capital to the Trust is first provided (the "Effective Date.")

10. DURATION AND TERMINATION. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of the Trust shall mean (a) the vote of 67% or more of such securities if the holders of more than 50% of such securities are present in person or by proxy or
(b) the vote of more than 50% of all outstanding securities, whichever is the lesser.

         (a) Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for two years from the Effective Date and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Trust; provided that in either event the continuance also is approved by a majority of the Board of Trustees who are not "interested persons" of the Advisor or the Trust, as defined by the provisions of the 1940 Act.

         (b) Notwithstanding the foregoing, this Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Trustees of the Trust or by the vote of the holders of a majority of the outstanding voting securities of the Trust, or by the Advisor, upon 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment as such term is defined by the 1940 Act.

11. AMENDMENT OF THIS AGREEMENT. No material amendment to this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Trust.

12. NOTICE. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

14. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Nebraska.

         IN WITNESS WHEREOF, the Trust and the Advisor have caused this Agreement to be executed as of this _____ day of _______, 2000.

                                 EVEREST SERIES FUNDS TRUST


                                 ------------------------
                                 Vinod Gupta, President

                                 EVEREST FUNDS MANAGEMENT, LLC

                                 -------------------------
                                 Vinod Gupta, President, Treasurer and Secretary